Exhibit (k)(3)

PRINCIPAL REAL ESTATE INCOME FUND

CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

This Chief Compliance Officer Services Agreement (this “Agreement”) is effective as of May 22, 2013 (the “Effective Date”) by and between Principal Real Estate Income Fund, a Delaware statutory trust (the “Trust”), and ALPS Fund Services, Inc. (“ALPS”), a Colorado corporation.

WHEREAS, ALPS serves as the Trust’s administrator pursuant to an Administration, Bookkeeping and Pricing Services Agreement dated May 22, 2013;

WHEREAS, ALPS Advisors, Inc. (the “Advisor”), an affiliate of ALPS, serves as the Trust’s investment adviser pursuant to an Investment Advisory Agreement dated May 22, 2013;

WHEREAS, to ensure the Trust is in compliance with Rule 38a-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), ALPS has agreed to render certain services to the Trust by entering into a formal agreement with respect thereto effective from and after the Effective Date.

ACCORDINGLY, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and ALPS hereby agree as set forth below.

SECTION 1.     Term of Agreement.

The Trust hereby retains ALPS for a period beginning on the Effective Date and ending two (2) years thereafter, subject to early termination as provided in this Agreement (the “Term”).  This Agreement may be renewed for additional one-year periods beyond the Term by mutual agreement, which agreement shall be in writing signed by both ALPS and the Trust and shall be entered into no later than the last day of the Term, subject to annual approval by the Board of Trustees of the Trust (the “Board”), including a majority of the trustees who are not “interested persons” of the Trust, as that term is defined under Section 2(a)(19) of the 1940 Act (“independent trustees”).

SECTION 2.     Duties.

(a)   ALPS shall designate, subject to the Trust’s prior written approval, one of its own employees to serve as Chief Compliance Officer of the Trust within the meaning of the Rule (such individual, the “CCO”).  The CCO shall render to the Trust such advice and services (“Services”) as are required to be performed by a CCO under the Rule and as are set forth on Exhibit A hereto, as such exhibit may be modified from time to time by written agreement of the parties hereto.  Exhibit A is hereby incorporated into and made a part of this Agreement. The Trust acknowledges that other employees of ALPS will assist the CCO in the performance of his or her duties hereunder.

(b)   During the Term, the CCO shall report to such individuals as may be designated from time to time by the Trust, subject to the provisions of Exhibit A.

(c)   The parties agree that only employees of ALPS shall act as CCO or otherwise perform services to the Trust under this Agreement unless otherwise agreed in writing by the Trust.  Notwithstanding his or her other duties for ALPS or any other investment company, the CCO shall perform the Services in a professional manner and shall devote appropriate time, energies and skill to the Services.  Promptly upon the Trust’s reasonable request, ALPS shall replace the CCO with another qualified employee to serve as such, subject to the Trust’s prior written approval of such replacement.  ALPS shall provide the Trust with such information regarding the background, experience, qualifications and disciplinary history of each potential CCO (including the initial CCO candidate) as the Trust may reasonably request. In connection with replacing a CCO,  ALPS and the CCO each agrees that it will cooperate in good faith in the smooth transition of responsibilities to the replacement CCO to minimize disruption to the Trust.

(d)   The Trust acknowledges that the CCO may act as Chief Compliance Officer within the meaning of the Rule for other investment companies, and nothing herein shall be construed to prohibit the CCO from acting in such capacity; provided, however, that during the Term neither ALPS nor the CCO shall enter into any agreement, arrangement or understanding which would conflict with this Agreement or prevent ALPS or the CCO from performing its or his obligations hereunder.  The Trust further acknowledges that the CCO is an employee of ALPS.  ALPS and the CCO, however, acknowledge and agree that the CCO owes certain duties and has certain responsibilities to the Trust resulting from his or her position as CCO, resulting from his or her role as an officer of the Trust, arising from the terms and provisions of this Agreement, or arising from applicable state and other laws.  ALPS and the CCO represent and warrant to the Trust that such duties and responsibilities owed to the Trust will be fulfilled without qualification, even in circumstances under which the CCO may owe certain duties ALPS or may otherwise be conflicted in terms of fulfilling his or her duties and responsibilities to the Trust and fulfilling his or her duties and responsibilities to ALPS or its affiliates.

(e)   The Trust shall cooperate in good faith with ALPS and the CCO in order to facilitate the performance of the Services.  In furtherance of this agreement to cooperate, the Trust shall make its officers available for consultation with ALPS and the CCO and shall communicate with the Board of Trustees of the Trust (the “Trustees”), and such other service providers of the Trust who are not affiliated with ALPS (the “Service Providers”), in each case as ALPS or the CCO may reasonably request.  The Trust shall provide ALPS and the CCO with the names of appropriate contact persons at the Service Providers and shall make introductions and otherwise assist ALPS and the CCO in obtaining the cooperation of the Service Providers.  The Trust shall provide or arrange to provide ALPS and the CCO with such books and records regarding the Trust as ALPS and the CCO may reasonably request.

SECTION 3.     Fee.

(a)   The compensation for the CCO for the Services provided under this Agreement are the responsibility of ALPS, unless otherwise agreed to in writing.  The CCO’s compensation shall be subject to the approval of the Board in accordance with paragraph (a)(4)(i) of the Rule. ALPS will ensure that the CCO shall not receive and shall not make any claim under this Agreement or otherwise against the Trust for compensation, workers’ compensation, unemployment insurance compensation, or life insurance, social security benefits, disability insurance benefits or any other benefits.  ALPS is solely responsible for any such compensation or benefits to be paid to the CCO, and ALPS shall withhold on behalf of the CCO the required sums for income tax, unemployment insurance or social security pursuant to any law or requirement of any government agency including, without limitation, unemployment tax, federal, state or foreign income tax, federal social security (FICA) payments and disability insurance taxes.  ALPS and the CCO shall make such tax payments as may be required by applicable law and shall indemnify and hold the Trust harmless from any liability that the Trust may incur as a consequence of ALPS’ or the CCO’s failure to make any such tax payment(s).

(b)   ALPS and the CCO shall perform the services hereunder as independent contractors and not as employees of the Trust, although the CCO shall be an employee of ALPS and an officer of the Trust. If ALPS wishes to dismiss the CCO, then ALPS will make its case to the Board of the Trust before taking such action. The CCO may be removed from his or her responsibilities as the CCO of the Trust only by action of (and only with the approval of) the Board (including a majority of the independent trustees).

(c)   As independent contractors, neither ALPS nor the CCO is, and neither shall represent itself or himself to third parties as being, the agent or representative of the Trust, except as specifically set forth herein.  Neither ALPS nor the CCO have, and shall not represent itself or himself to third parties as having, actual or apparent power or authority to do or take any action for or on behalf of the Trust, as its agent, representative or otherwise, except as specifically set forth herein.

SECTION 4.     Reimbursement of Expenses.

During the Term, the Trust shall reimburse ALPS for all reasonable and necessary travel and lodging expenses and other out-of-pocket disbursements incurred by ALPS for or on behalf of the Trust in connection with the performance of ALPS’ or the CCO’s duties hereunder upon presentation of appropriate receipts and other reasonable documentation as the Trust may request, provided that the Trust shall not be obligated to reimburse ALPS for any expenses or portions thereof that the Trust deems to be unreasonable, unnecessary or excessive.  LATE CHARGES:  All invoices are due and payable upon receipt.  Any undisputed invoices not paid within thirty (30) days of the invoice date are subject to a one percent (1%) per month financing charge on any unpaid balance but only to the extent permitted by law.

SECTION 5.     Disclosure of Information.

(a)   From and after the date hereof, neither ALPS nor the CCO shall use or disclose to any Person, except as required to perform the Services in compliance with the terms of this Agreement, and as required by law, regulation or judicial process, any Confidential Information (as defined in Section 5(b)), for any reason or purpose whatsoever, nor shall ALPS or the CCO make use of any Confidential Information for ALPS’ or the CCO’s purposes or for the benefit of any Person except the Trust.  For purposes of this Agreement, an “Affiliate” is an individual or entity, excluding shareholders, (collectively, “Person”) controlling or controlled by or under common control with the Trust.

(b)   For purposes of this Agreement, “Confidential Information” means (i) the non-public intellectual property rights of the Trust, the Trustees and the Trust’s Affiliates and (ii) all other information of a proprietary or confidential nature relating to the Trust, the Trustees, or the Trust’s Affiliates, or the business or assets of the Trust or the Trust’s Affiliates, including, without limitation, books, records, shareholder, customer and registered user lists, vendor lists, supplier lists, customer agreements, vendor agreements, supplier agreements, incentive and commission program information, distribution channels, pricing information, cost information, portfolio holdings information, compliance policies and procedures and internal controls, compliance related reviews, data and evaluations, corporate governance materials, business and marketing plans, strategies, forecasts, financial statements, budgets and projections, and technology.  Confidential Information does not include (i) information in the public domain not as a result of a breach by ALPS or the CCO of this Agreement, (ii) information lawfully received by ALPS or the CCO from a Person who is not affiliated with ALPS and had the right to disclose such information, and (iii) information developed by ALPS’ or the CCO’s own independent knowledge, skill and know-how.

(c)   In the event that ALPS or the CCO is requested by legal process to disclose Confidential Information, ALPS shall notify the Trust thereof and shall cooperate with the Trust and the Trustees, as appropriate, at the expense of the Trust or the Trustees, as appropriate, in any action that such entity may desire to take to protect its Confidential Information.

SECTION 6.     Assignment of Written Materials.

During the Term, ALPS and the CCO shall promptly disclose, and hereby grant and assign to the Trust for its sole use and benefit, any and all technical information, data, procedures, records, suggestions and other materials, insofar as they are reduced to writing, including without limitation the Written Compliance Program of the Trust (as that term is defined in Exhibit A), that are reasonably related to the Trust (collectively, the “Materials”) which ALPS or the CCO may develop or acquire during the Term (whether or not during usual working hours), together with all copyrights and reissues thereof that may at any time be granted for or with respect to the Materials.  For the avoidance of doubt, the Materials shall include all records referred to in Exhibit A.  The Materials shall constitute Confidential Information within the meaning of Section 5.

SECTION 7.     Delivery of Materials Upon Termination of Term.

ALPS shall promptly deliver to the Trust at the termination of the Term, or at any time upon the Trust’s request, the Materials and all memoranda, notes, plans, records, reports, software and other documents and data (and copies thereof existing in any media) relating to the Confidential Information, inventions or the business of the Trust or any of its Affiliates that it or the CCO may then possess or have under its or his or her control regardless of the location or form of such material and, if requested by the Trust, will promptly provide the Trust with written confirmation that all such materials have been delivered to the Trust.

SECTION 8.     Termination.

(a)   The Trust shall have the right to terminate this Agreement, without the payment of any penalty, by a vote of the Board, including a majority of the independent trustees, upon 60 days prior written notice to ALPS. The Trust also shall have the right to terminate this Agreement, without the payment of any penalty, immediately in the event of:

(i)            Any willful misfeasance, bad faith or negligence in connection with the ALPS’ or the CCO’s performance under this Agreement;

(ii)           a failure by ALPS or the CCO to meet its or his or her obligations hereunder, if such failure goes uncured for a period of 30 days after ALPS receives written notice of such failure from the Trust, or any breach of ALPS’ representations and warranties hereunder;

(iii)          the termination or dissolution of the Trust, or the deregistration of the Trust under the 1940 Act;

(iv)          a change in the 1940 Act, the Rule or other applicable law or regulation, or the interpretation of any of the foregoing by the Securities and Exchange Commission or other regulatory or judicial authority with appropriate jurisdiction, that results in the arrangement created by this Agreement no longer satisfying the Trust’s obligations under the Rule;

(v)           subject to the provisions of Section 2(d), any failure of ALPS to employ a CCO for the Trust acceptable to the Trust;

(vi)          the Advisor’s ceasing for whatever reason to serve as an investment adviser to the Trust.

(b)   ALPS shall have the right to terminate this Agreement immediately in the event of:

(i)            a failure by the Trust to meet its obligations hereunder or a breach of the Trust’s representations and warranties hereunder, if such failure or breach goes uncured for a period of 30 days after the Trust receives written notice of such failure from ALPS;

(ii)           the termination or dissolution of the Trust, or the deregistration of the Trust under the 1940 Act; or

(iii)          a change in the 1940 Act, the Rule or other applicable law or regulation, or the interpretation of any of the foregoing by the Securities and Exchange Commission or other regulatory or judicial authority with appropriate jurisdiction, that results in the arrangement created by this Agreement being deemed impermissible.

Upon termination of this Agreement, ALPS and the CCO each agrees that it will cooperate in good faith in the smooth transition of services and to minimize disruption to the Trust.  All expense reimbursements in connection with the termination of this Agreement are subject to the execution of a waiver and release of all known and unknown claims against the Trust by ALPS and the CCO.  Any liability to ALPS or the CCO with respect to any regulatory action or litigation pertaining to services rendered by ALPS or the CCO under this Agreement will survive the termination of this Agreement.

SECTION 9.     Standard of Care; Limitation of Liability; Indemnification

(a)   ALPS shall be under no duty to take any action except as set forth herein or as may be specifically agreed to by ALPS in writing.  ALPS shall use its best judgment and efforts in rendering the services described in this Agreement.  ALPS shall not be liable to the Trust or any of the Trust’s stockholders for any action or inaction of ALPS relating to any event whatsoever in the absence of bad faith, reckless disregard, negligence or willful misfeasance in the performance of ALPS’ or the CCO’s duties or obligations under this Agreement.  Further, ALPS shall not be liable to the Trust or any of the Trust’s stockholders for any action taken or failure to act in good faith reliance upon: (i) the written advice and opinion of legal counsel to the Trust; and (ii) any certified copy of any resolution of the Board. ALPS shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter or transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which ALPS reasonably believes in good faith to be genuine.

(b)   The Trust agrees to indemnify and hold harmless ALPS and its employees, agents, directors, officers and managers (“ALPS Indemnitees”) against and from any and all claims, demands, actions, suits, judgments, administrative proceedings or investigations, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to ALPS’ or the CCO’s actions taken or failure to act in connection with the performance of any duties or obligations under this Agreement (a “ALPS Claim”); provided, however, that nothing contained herein shall entitle an ALPS Indemnitee to indemnification with respect to any ALPS Claim arising out of or in any way related to: (i) ALPS’ or the CCO’s own bad faith, reckless disregard, negligence or willful malfeasance; (ii) breach of this Agreement by ALPS or the CCO; (iii) or breach of any representation or warranty of ALPS set forth in Section 10.  For purposes of this Agreement, ALPS’ or the CCO’s bad faith, willful malfeasance, or reckless disregard shall not include any action taken or not taken by ALPS consistent with the last sentence of Section 9(a).  Further, the Trust shall not be required to indemnify any ALPS’ Indemnitee if, prior to confessing any ALPS’ Claim against the ALPS’ Indemnitee, ALPS or the ALPS’ Indemnitee does not give the Trust written notice of and reasonable opportunity to defend against the ALPS’ claim in its own name or in the name of the ALPS’ Indemnitee.

(c)   ALPS agrees to indemnify and hold harmless the Trust, its employees, agents, directors, officers and managers, other than the CCO (“Trust Indemnitees”) against and from any and all claims, demands, actions, suits, judgments, administrative proceedings and investigations, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to (i) ALPS’ or the CCO’s bad faith, reckless disregard, negligence or willful malfeasance and any actions taken or failures to act with respect to the Trust that are not consistent with the last sentence of Section 9(a); (ii) any breach of this Agreement by ALPS or the CCO; or (iii) any breach of any of ALPS’ representations or warranties set forth in Section 10 (a “Trust Claim”).  ALPS shall not be required to indemnify any Trust Indemnitee if, prior to confession any Trust Claim against the Trust Indemnitee, the Trust or the Trust Indemnitee does not give ALPS written notice of any reasonable opportunity to defend against the Trust Claim in its own name or in the name of the Trust Indemnitee.

(d)   The Board, and the trustees and officers of the Trust in their individual capacities, and Trust shareholders shall not be liable for any obligations of the Trust hereunder, and ALPS agrees that in asserting any of its right or claims against the Trust under this Agreement, it shall look only to the assets and property of the Trust.

(e)   ALPS shall not be liable for the errors of Service Providers to the Trust or their systems.

SECTION 10.     Representations and Warranties.

(a)   ALPS hereby represents and warrants to the Trust that (a) the execution, delivery and performance of this Agreement by ALPS does not breach, violate or cause a default under any agreement, contract or instrument to which ALPS is a party or any judgment, order or decree to which ALPS is subject; (b) the execution, delivery and performance of this Agreement by ALPS has been duly authorized and approved by all necessary action; (c) upon the execution and delivery of this Agreement by ALPS and the Trust, this Agreement will be a valid and binding obligation of ALPS; and (d) each CCO (whether initial or replacement) is and shall continue to be eligible to serve as an officer of the Trust pursuant to Section 9 of the 1940 Act.  ALPS shall immediately notify the Trust if any of the foregoing representations and warranties become inaccurate, incomplete or untrue.

(b)   The Trust hereby represents and warrants to ALPS that (a) the execution, delivery and performance of this Agreement by the Trust does not breach, violate or cause a default under any agreement, contract or instrument to which the Trust is a party or any judgment, order or decree to which the Trust is subject; (b) the execution, delivery and performance of this Agreement by the Trust has been duly authorized and approved by all necessary action; and (c) upon the execution and delivery of this Agreement by ALPS and the Trust, this Agreement will be a valid and binding obligation of the Trust.

(c)   The Trust further represents and warrants to ALPS that the CCO shall be covered by the Trust’s Directors & Officers/Errors & Omissions Policy (the “Policy”), and the Trust shall use reasonable efforts to ensure that such coverage be (a) reinstated should the Policy be cancelled; (b) continued after the CCO ceases to serve as an officer of the Trust on substantially the same terms as such coverage is provided for other former Trust officers; or (c) continued in the event the Trust merges or terminates, on substantially the same terms as such coverage is provided for the Trust officers (but for a period of no less than six years).  This representation and warranty is subject to Section 10(a)((d) above. The Trust shall provide ALPS with proof of current coverage, including a copy of the Policy, and shall notify ALPS immediately should the Policy be cancelled or terminated.

(d)   The CCO is a named officer in the Trust’s corporate resolutions and subject to the provisions of the Trust’s Organizational Documents regarding indemnification of its officers.

SECTION 11.     Entire Agreement; Amendment and Waiver.

This Agreement and the other writings referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreement or understanding between ALPS and the Trust relating to the subject matter hereof.  No waiver, amendment or modification of this Agreement shall be valid unless it is in writing and signed by each party hereto.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

SECTION 12.     Notices.

All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)   if to Trust, to:

Principal Real Estate Income Fund

1290 Broadway, Suite 1100

Denver, CO 80203

Attn:  President

Facsimile:  (303) 623-7850

Telephone:  (303) 623-2577

(b)   if to ALPS, to:

ALPS Fund Services, Inc.

1290 Broadway, Suite 1100

Denver, CO 80203

Attn:  General Counsel

Facsimile:  (303) 623-7850

Telephone:  (303) 623-2577

All such notices and other communications shall be deemed to have been given and received (a) in the case of personal delivery or delivery by facsimile, on the date of such delivery if delivered during business hours on a business day or, if not so delivered, on the next following business day, (b) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch, and (c) in the case of mailing, on the third business day following such mailing.

SECTION 13.     Headings.

The section Headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

SECTION 14.     Severability.

In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15.     Remedies.

Each of the parties hereto acknowledges and understands that certain provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the non-breaching party irreparable harm.  Each of the parties hereto further acknowledges that, in the event of a breach of this Agreement, the non-breaching party shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim.  All remedies hereunder are cumulative, are in addition to any other remedies provided for by law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

SECTION 16.     Benefits of Agreement; Assignment.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable.  This Agreement shall not be assignable by ALPS without the express written consent of the Trust.  Any purported assignment in violation of the immediately preceding sentence shall be void and of no effect.

SECTION 17.     Survival.

Anything to the contrary contained in this Agreement notwithstanding, the provisions of Sections 5 through 7, the last paragraph of Section 8, the first sentence of Section 11, Sections 12 through 17, and Sections 19 through 21 of this Agreement shall survive the termination of this Agreement.

SECTION 18.     Counterparts and Facsimile Execution.

This Agreement may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart.  Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by the party delivering it.

SECTION 19.     Governing Law; Mutual Waiver of Jury Trial; Jurisdiction.

(a)   All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether in the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.  In furtherance of the foregoing, the law of the State of Colorado will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law of conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)   THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE THAT THE EXCLUSIVE PLACE OF JURISDICTION FOR ANY ACTION, SUIT OR PROCEEDING (“ACTIONS”) RELATING TO THIS AGREEMENT SHALL BE IN THE COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF DENVER, COLORADO OR, IF SUCH COURTS SHALL NOT HAVE JURISDICTION OVER THE SUBJECT MATTER THEREOF, IN THE COURTS OF

THE STATE OF COLORADO SITTING THEREIN, AND EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTIONS.  IF ANY SUCH STATE COURT ALSO DOES NOT HAVE JURISDICTION OVER THE SUBJECT MATTER THEREOF, THEN SUCH AN ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATES OF THE PRINCIPAL PLACE OF BUSINESS OF ANY PARTY HERETO.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION IT MAY HAVE TO THE VENUE OF ANY ACTION BROUGHT IN SUCH COURTS OR TO THE CONVENIENCE OF THE FORUM.  FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF ANY PARTY THEREIN DESCRIBED.

SECTION 20.     Force Majeure.

Neither party shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication system or power supply.  In addition, to the extent ALPS’ obligations hereunder are to oversee or monitor the activities of Persons not affiliated with ALPS, ALPS shall not be liable for any failure or delay in the performance of ALPS’ duties caused, directly or indirectly, by the failure or delay of such Persons in performing their respective duties or cooperating reasonably and in a timely manner with ALPS.

SECTION 21.     Mutual Contribution.

The parties to this Agreement and their counsel have mutually contributed to its drafting.  Consequently, no provision of this Agreement shall be construed against any party on the ground that a party drafted the provision or caused it to be drafted.

IN WITNESS WHEREOF, each of the undersigned has executed this Chief Compliance Officer Services Agreement as of the date first above written.

Principal Real Estate Income Fund

By:
Name: Thomas A. Carter
Title: President

ALPS Fund Services, Inc.

By:
Name: Jeremy O. May
Title: President

Exhibit A

Duties of Chief Compliance Officer

The Services shall include, but not be limited to, the following.  Terms used in this Exhibit A shall have the meanings assigned thereto in the Chief Compliance Officer Services Agreement to which this Exhibit A is attached.

I.                                        Review of Compliance Program.  No later than the day the Trust’s shares commence trading on the New York Stock Exchange (the “NYSE”), the CCO shall, develop, review and revise, where necessary, the written compliance policies and procedures (the “Compliance Program”) of the Trust, which shall address compliance with, and be reasonably designed to prevent violation of, “Federal Securities Laws.”(1)  In addition to provisions of Federal Securities Laws that apply to the Trust, the Compliance Program will be revised, where necessary, to address compliance with, and ensure that it is reasonably designed to prevent violation of, the Trust’s charter and by-laws and all exemptive orders, no-action letters and other regulatory relief received by the Trust from the Securities and Exchange Commission (the “SEC”) and Financial Industry Regulatory Association, Inc. (all such items collectively, “Regulatory Relief”); provided, however, that the Compliance Program shall address only that Regulatory Relief afforded the Fund Service Providers (as defined in Section III below) or the Trust or relevant to compliance by the Fund Service Providers or the Trust, and shall not address the terms by which other parties may receive the benefits of any Regulatory Relief.

II.                                   Administration of Compliance Program.  The CCO shall maintain, administer and enforce the Trust’s Compliance Program.

III.                              Oversight of Service Providers.  The CCO is responsible for overseeing, on behalf of the Trust, adherence to the written compliance policies and procedures of the Trust’s service providers, including the investment adviser, the sub-adviser, the custodian, the administrator, and the transfer agent (the “Fund Service Providers”).  In furtherance of this duty,

A.                                    No later than when the Trust’s shares commence trading on the NYSE, the CCO shall obtain and review the written compliance policies and procedures of the Fund Service Providers or summaries of such policies that have been drafted by someone familiar with them.

B.                                    The CCO shall monitor the Fund Service Providers’ compliance with their own written compliance policies and procedures, Federal Securities Laws

(1)  “Federal Securities Laws” are defined by the Rule as the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any SEC rules adopted under any of the foregoing laws, the Bank Secrecy Act, as it applies to registered investment companies, and any rules adopted thereunder by the SEC or the Department of Treasury.

and the Regulatory Relief.  In so doing, the CCO shall interact with representatives of the Fund Service Providers as appropriate.

C.                                    The CCO shall attempt to obtain the following representations from each Fund Service Provider and, if it fails to obtain such representations, shall report this fact to the Trust:

1.                                      In connection with the documentation of its written policies and procedures governing the provision of its services to the relevant Trust, the Fund Service Provider has prepared and delivered to the Trust a summary of core services that it provides to the Trust or, if no such summary is available, that it has delivered to the Trust copies of the relevant policies and procedures.

2.                                      The Fund Service Provider will provide to the Trust and the CCO any revisions to its written compliance policies and procedures on at least an annual basis, or more frequently in the event of a material revision.

3.                                      The Fund Service Provider’s written compliance policies and procedures have been reasonably designed to prevent, detect and correct violations of the applicable Federal Securities Laws and critical functions related to the services performed by Fund Service Provider pursuant to the applicable agreement between the Fund Service Provider and the Trust.

4.                                      The Fund Service Provider has established monitoring procedures, and shall review, no less frequently than annually, the adequacy and effectiveness of its written compliance policies and procedures to check that they are reasonably designed to prevent, detect and correct violations of those applicable Federal Securities Laws and critical functions related to the services performed by the Fund Service Provider pursuant to the applicable agreement between the Fund Service Provider and the Trust.

IV.                               Annual Review.  The Rule requires that, at least annually, the Trust review its Compliance Program and that of Fund Service Providers and the effectiveness of their respective implementations (the “Annual Review”).  The CCO shall perform the Annual Review for the Trust.  The first Annual Review shall be completed no later than June 30, 2014.

V.                                    Reports to the Trust; Escalation

A.                                    The CCO shall make regular reports to the Trust and its Board of Trustees (the “Board”) regarding its administration and enforcement of the Compliance Program.  These regular reports shall address compliance by the Trust and the Fund Service Providers and such other matters as the Trust may reasonably request.

B.                                    In addition, at least annually, the CCO shall submit a written report to the Trust and the Board addressing the following issues:

1.                                      the operation of the Compliance Program, and the written compliance policies and procedures of the Fund Service Providers;

2.                                      any material changes made to the Compliance Program since the date of the such last report;

3.                                      any material changes to the Compliance Program recommended by the CCO as a result of the Annual Review; and

4.                                      each “Material Compliance Matter” that occurred since the date of the last report.(2)

This written report shall be based on the Annual Review.  Each written report shall be presented to the Trust no later than 60 days after the date of the related Annual Review.

C.                                    In the event that the CCO reports a Material Compliance Matter and is not reasonably satisfied with the relevant party’s efforts to address and remedy the same, the CCO shall promptly report such Material Compliance Matter to the Board, with a copy to the Trust’s outside legal counsel.

VI.                              Recordkeeping.  The CCO shall maintain the books and records for the Trust that are required to be retained by the Rule, in such form or forms as may be permitted under the 1940 Act.

VII.                          Meeting with Regulators.  The CCO shall promptly meet with, and promptly reply to inquiries from, the SEC and other legal and regulatory authorities with responsibility for administering Federal Securities Laws as necessary or as reasonably requested by the Board or the Trust’s outside legal counsel.

VIII.                     Amendments to the Compliance Program.  The CCO shall consult with the Board and the Trust’s outside legal counsel as necessary or appropriate to amend, update and revise the Compliance Program as necessary or appropriate, but no less frequently than annually.

(2)  “Material Compliance Matter” is defined as “any compliance matter about which the fund’s board of directors would reasonably need to know to oversee fund compliance,” which involves any of the following (without limitation): (i) a violation of Federal Securities Laws by the Trust; (ii) a violation of the Compliance Program of the Trust (iii) a weakness in the design or implementation of the Compliance Program policies and procedures of the Trust.